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                                                                EXHIBIT 4.2

                                     BYLAWS
                                       OF
                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                    ARTICLE I

                                     OFFICES

          1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of Community Bank Shares of Indiana, Inc. (the "Corporation") shall be located in the State of Indiana at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

          1.2 OTHER OFFICES. The Corporation may have other offices within or outside the State of Indiana at such place or places as the Board of Directors may from time to time determine, as permitted by applicable law and regulation.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

          2.1 MEETING PLACE. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Indiana as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

          2.2 ANNUAL MEETING TIME. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Tuesday of April at the hour of 2:00 p.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

          2.3 ORGANIZATION. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or if the Chairman of the Board is not present, by the Vice-Chairman of the Board or the President, or if the Chairman of the Board, the Vice-Chairman of the Board or the President are not present, by an Executive or Senior Vice President or such other officer as designated by the Board of Directors. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary or any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

          2.4 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called at any time in the manner provided in the Corporation's Articles of Incorporation, which are incorporated herein with the same effect as if they were set forth herein.

          2.5 NOTICE.

(a) Notice of the date, time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days and not more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned and if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case

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of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned, unless a new record date is fixed therefore, other than an announcement of the new date, time and place at the meeting at which such adjournment is taken.

(b) At least ten days and not more than sixty days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder for record entitled to vote at such meeting.

          2.6 VOTING LIST. At least five days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged by voting group, in alphabetical order, with the address of and number of shares held by each, which list shall be kept on file at the principal office of the Corporation for a period of five business days prior to such meeting. The list shall be kept open at the time and place of such meeting for the inspection of any stockholder.

          2.7 QUORUM. Except as otherwise required by law:

(a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote on that matter at such meeting.

(b) With respect to any other matter other than the election of directors, action on a matter shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present.

          2.8 VOTING OF SHARES.

(a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

(b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

          2.9 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any distribution by the Corporation or share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed seventy days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than seventy days prior to the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred and twenty (12) days after the date fixed for the original meeting.

          2.10 PROXIES. A stockholder may vote either in person, by transmission of an electronic transmission (which includes telephone) or by any other method allowed by law, or by proxy. A proxy may be appointed in writing, signed, in the manner permitted by law, by the stockholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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          2.11 WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder, a waiver of notice signed by the person or persons entitled to such notice and delivered to the Corporation, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice. A stockholder's attendance at a meeting (I) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

          2.12 VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

          2.13 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by an officer or agent of such corporation. Shares held by an administrator, executor, guardian, conservator, trustee, receiver, pledgee, beneficial owner or attorney-in-fact may be voted by him, either in person or by proxy, without a transfer of such shares into his name, but the Corporation may request of such person prior to the acceptance of the vote evidence acceptable to the Corporation of such person's status or authority to sign with respect to the vote, consent, waiver or proxy appointment. The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

          2.14 STOCKHOLDER PROPOSALS. Stockholder proposals shall be made in accordance with the provisions of the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

          2.15 INSPECTORS. For each meeting of stockholders, the Board of Directors may appoint one or more inspector of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall tabulate the voting in each election of directors and, as directed by the Board of Directors or chairman of the meeting, the voting on the matters voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.

                                   ARTICLE III

                                  CAPITAL STOCK

          3.1 CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a) the name of the Corporation and that the Corporation is organized under the laws of the State of Indiana;

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(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

(d) conspicuously on its front or back that the Corporation will furnish to any stockholder without charge the designations, relative rights, preferences and limitations applicable to each class and the variations and limitations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series.

          3.2 TRANSFERS.

(a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

          3.3 REGISTERED OWNER. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or be the laws of the State of Indiana. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.

          3.4 MUTILATED, LOST OR DESTROYED CERTIFICATES. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

          3.5 SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

          4.1 NUMBER AND POWERS. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. The Board of Directors shall consist of up to twelve persons. Directors need not be residents of the State of Indiana or stockholders of the Corporation. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. At the first annual meeting of stockholders following the effective date of the Articles of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next

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succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting; and, as to directors of each class, when their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. In addition to the powers and authorities expressly conferred upon it by these Bylaws and Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          4.2 CHANGE OF NUMBER. The number of directors may at any time be increased or decreased by a vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors, as such terms are defined in the Articles of Incorporation, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder.

          4.3 VACANCIES. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

          4.4 REMOVAL OF DIRECTORS. Directors may be removed in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

          4.5 REGULAR MEETINGS. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Indiana, as the Board of Directors or such committee, as the case may be, any from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

          4.6 SPECIAL MEETINGS.

(a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by at least two days' service of the same by facsimile or personally, and by at least three days' service when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage prepared, or when delivered to the telegraph company if sent by telegram. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

(b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

          4.7 QUORUM. A majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation, shall be necessary at all meetings to constitute a quorum for the transaction of business.

          4.8 WAIVER OF NOTICE. Attendance of a director at a meeting of directors shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to the holding of the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A waiver of notice signed by

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the director or directors and filed with the minutes of the meeting or in the corporate records of the corporation, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

          4.9 REGISTERING DISSENT. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be deemed to have assented to such action unless the director objects at the beginning of the meeting (or promptly upon the directors arrival) to holding it on or transacting business at the meeting, the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or the director delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to to a director who voted in favor of such action.

          4.10 EXECUTIVE, AUDIT AND OTHER COMMITTEES. Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation or Bylaws (except as expressly permitted by the Act), authorizing distributions (except that it may authorize or approve a reacquisition of shares of capital stock of the Corporation or other distribution if done according to a formula or method or within a range prescribed by the Board of Directors), approving or proposing to stockholders action required by law to be approved by stockholders, approving a plan of merger not requiring stockholder approval, authorizing or approving the issuance or sale or a contract for the sale of shares (except that it may authorize or approve the issuance or sale or a contract for sale of shares of capital stock of the Corporation, or determine the designation and relative rights, preferences and limitations of a class or series of shares of capital stock of the Corporation as prescribed by a resolution of the Board of Directors), adopting, amending or repealing bylaws, or filling vacancies on the Board of Directors or on any committee thereof. An Audit Committee may be appointed by a resolution approved by a majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation and at least a majority of the members of the Audit Committee shall be directors who are not also officers of the Corporation. The Audit Committee shall recommend independent auditors to the Board of Directors annually and shall review the Corporation's budget, the scope and results of the audit performed by the Corporation's independent auditors and the Corporation's system of internal control with management and such independent auditors, and such other duties as may be assigned to such Committee. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          4.11 REMUNERATION. Directors, as such, may receive a stated salary for their service, and by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board. Members of standing or special committees may be allowed like compensation for attending committee meetings.

          4.12 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Such consent shall have the same effect as a unanimous vote.

          4.13 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. A director participating in the meeting by this means is deemed to be present in person at the meeting.

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          4.14 NOMINATIONS. Nominations of candidates for election as directors at any annual meeting of stockholders shall be made in the manner set forth in the provisions of the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

                                    ARTICLE V

                                    OFFICERS

          5.1 DESIGNATIONS. The officers of the Corporation shall be a President, a Secretary and such Vice Presidents, Assistant and Secretaries as the Board may designate, each of whom shall be elected by a majority vote of the Board of Directors for one year at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors may also designate the Chairman of the Board as an officer. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Corporation may require. Any two or more office may be held by the same person.

          5.2 POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action of the Board of Directors, the officers shall have such powers and duties as may be provided in these Bylaws and as generally pertain to their respective offices. The Secretary of the Corporation shall be responsible for preparing minutes of the directors' and stockholders' meetings and for authenticating records of the Corporation.

          5.3 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time elevate the powers or duties of such officer to any other officer or any directors or other person whom it may select.

          5.4 VACANCIES. Vacancies in any office arising from any cause may be filled by a vote of a majority of the Whole Board of Directors, as such term is defined in the Articles of Incorporation, at any regular or special meeting of the Board.

          5.5 OTHER OFFICERS. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          5.6 TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                                   ARTICLE VI

                              DIVIDENDS AND FINANCE

          6.1 DIVIDENDS. Subject to the conditions and limitations imposed by the Act, dividends may be declared by the Board of Directors and paid by the Corporation.

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          6.2 RESERVES. There may be set aside out of the net earnings of the
Corporation such sum or sums as the directors from time to time in the absolute discretion deem expedient as a reserve fund to meet contingencies or for any other proper purpose.

          6.3 DEPOSITORIES. The monies of the Corporation shall be deposited in the name of the Corporation in such financial institution or financial institutions or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE VII

                                     NOTICES

          Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.

                                  ARTICLE VIII

                                      SEAL

          The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                                   ARTICLE IX

                                BOOKS AND RECORDS

          The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form and any other form capable of being converted into written form within a reasonable time.

                                    ARTICLE X

                            FISCAL YEAR; ANNUAL AUDIT

          The fiscal year of the Corporation shall end on the 31st day of December each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                   ARTICLE XI

                PERSONAL LIABILITY OF DIRECTORS; INDEMNIFICATION

               (a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

               (b) The Corporation shall indemnify any person who is a director, agent, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

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                                   ARTICLE XII

                                   AMENDMENTS

          AMENDMENTS. These Bylaws may be altered, amended or repealed only in the manner set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for stockholders must be approved by an affirmative majority of votes entitled to be case on the matter. Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

As adopted on the 7th day of December 1994, amended on the 20th day of May 1997, amended on the 19th day of May, 1998, and amended again on the 23rd day of November 1999.

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